                                                                   EXHIBIT 10.57
                                                                  Note No. 9-002

                                 PROMISSORY NOTE

$2,500,000.00                                                    August 11, 1995
                                                           San Diego, California

         The undersigned ("Borrower") promises to pay to the order of VENTURE LENDING & LEASING, INC. ("Lender") at its office at 2010 North First Street, Suite 310, San Jose, California 95131, or at such other place as Lender may designate in writing, in lawful money of the United States of America, the principal sum of TWO MILLION FIVE HUNDRED THOUSAND DOLLARS ($2,500,000.00), with Basic Interest thereon from the date hereof until maturity, whether scheduled or accelerated, at a fixed rate per annum of seventeen and 626/1000 percent (17.626%), and with Additional Interest in the sum of THREE HUNDRED SEVENTY-FIVE THOUSAND DOLLAR ($375,000.00) payable on the Maturity Date.

         This Note is one of the Notes referred to in, and is entitled to all the benefits of, a Loan Agreement dated December 28, 1994, as amended by a First Amendment to Loan Agreement dated as of July 31, 1995 (the "Loan Agreement"), among Borrower, Lender and the other financial institutions party thereto. Each capitalized term not otherwise defined herein shall have the meaning set forth in the Loan Agreement. The Loan Agreement contains provisions for the acceleration of the maturity of this Note upon the happening of certain stated events.

         Principal and Basic interest hereunder shall be payable in advance, in forty-one (41) equal consecutive installments of $71,275.00 each, beginning September 1, 1995, and continuing on the first day of each consecutive month through February 1, 1999, plus a final and 42nd installment equal the entire unpaid principal balance and all accrued and unpaid Basic Interest on March 1, 1999; provided however, that the first (1st) and forty-second (42nd) installments of principal and Basic Interest shall be paid in advance contemporaneously on the date hereof; and further provided, that Basic Interest from the date hereof through August 31, 1995, in the amount of $24,238.91 shall be paid in advance on the date hereof.

         Any unpaid payments of principal or interest on this Note shall bear interest from their respective maturities, whether scheduled or accelerated, at a rate per annum equal to the Designated Rate plus 3%, until paid in full, whether before or after judgment. Borrower shall pay such interest on demand.

         Interest, charges and fees shall be calculated for actual days elapsed on the basis of a 360-day year, which results in higher interest, charge or fee payments than if a 365-day year were used. In no event shall Borrower be obligated to pay interest, charges or fees at a rate in excess of the highest rate permitted by applicable law form time to time in effect.

         This Note shall be governed by, and construed in accordance with, the laws of the State of California.

              IDEC PHARMACEUTICALS CORPORATION

              By:               /s/ D. Ludvigson
                                ------------------------------------------------
              Name:             David Ludvigson
                                ------------------------------------------------
              Its:              Senior Vice President & Chief Financial Officer
                                ------------------------------------------------